                                                                   EXHIBIT 10.1

                              SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT is entered into as of October 1, 2003, by and between CONTINUCARE CORPORATION (the "Company") and SPENCER J. ANGEL (the "Employee").

         WHEREAS, the Employee is employed by the Company as its President, Chief Executive Officer and Chief Operating Officer and serves on the Board of Directors of the Company; and

         WHEREAS, the Employee has, with the Company's consent, resigned his position as President, Chief Executive Officer and Chief Operating Officer and a director of the Company, effective as of October 1, 2003 (the "Severance Date"); and

         WHEREAS, the Employee and the Company desire to enter into this Agreement to set forth their agreement with respect to such termination and certain other matters.

         NOW, THEREFORE, in consideration of the agreements and covenants hereinafter set forth, the parties agree as follows:

         1. TERMINATION OF EMPLOYMENT. Effective as of the Severance Date, the Employee hereby resigns his employment with the Company and his employment with the Company is terminated. From and after the Severance Date, except as provided in this Agreement, the Employee will not have any further rights, whether to employment, compensation (including any bonus) or benefits from the Company or any of its Affiliates, whether under the Employment Agreement dated as of July 13, 1999 by and between the Company and the Employee, as amended (the "Employment Agreement"), or otherwise. As of the Severance Date, Employee will also resign from the Company's Board of Directors and from all other positions and directorships that the Employee may hold with the Company or any of its affiliates. During the period from the Severance Date through December 31, 2003, Employee will remain available to the Company at no charge to answer questions and provide informational assistance to assist in the transition of the Employee's functions to other company personnel (the "Consulting Services"). Company will cover all reasonable expenses incurred by Employee in connection with the Consulting Services within five (5) business days after submission of appropriate documentation thereof to the Company. Employee will retain Company laptop equipment through October 1, 2004 so as to assist Employee in complying with all reasonable requests for Consulting Services. The Company and the Employee will work together in good faith to insure that any Consulting Services that the Company may request the Employee to perform do not hinder the ability of the Employee to seek other employment or interfere with any other employment that the Employee may obtain. The Consulting Services will in no way interfere with Employee's commitments, whether they be employment related, business activities related or vacation related, and will be provided by Employee to Company subject to Employee' availability. The Company's inability to accommodate Employee's schedule or the Employee's inability to accommodate the Company's schedule shall in no way be deemed grounds for termination of this Severance Agreement.

         2.       COMPENSATION.

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                                                                   EXHIBIT 10.1


                  (a) BASE COMPENSATION. In consideration for the provision of the Consulting Services hereunder and the Employee's compliance with all of the other terms and conditions of this Agreement, the Company will pay to the Employee an aggregate amount of $250,000 for the period from the Severance Date through September 30, 2004, payable in accordance with the Company's normal payroll practices (the "Base Compensation"). All such payments will be net of any applicable withholding taxes.

                  (b) ADDITIONAL SEVERANCE. In addition to the Base Compensation, within five (5) days after the Severance Date the Company shall pay the Employee a lump-sum cash severance payment of $17,500.

                  (c) ACCRUED SALARY. In addition to the Base Compensation and Additional Severance, the Company shall pay the Employee a lump-sum cash payment equal to any unpaid salary that has accrued through the Severance Date, net of any applicable withholding taxes ("Accrued Salary"), payable in accordance with the Company's normal payroll practices.

                  (d) EXPENSE REIMBURSEMENT. In addition to the Base Compensation, Additional Severance and Accrued Salary, within five (5) business days of submission of appropriate documentation thereof to the Company, the Company shall reimburse the Employee for all reasonable employment related expenses, including cell phone, that Employee incurred through the Severance Date.

         3. STOCK OPTIONS. Effective as of the Severance Date all stock options to purchase shares of the Common Stock, $.0001 par value, of the Company (whether vested or unvested) ("Stock Options") will terminate, and from and after the Severance Date the Employee will have no right to exercise any Stock Options. In consideration for the termination of all of the Employee's Stock Options, the Company shall pay to the Employee within five (5) days after the Severance Date a lump-sum cash payment of $68,000.

         4. RESTRICTIVE COVENANTS. The Employee and the Company acknowledge and agree that the restrictions set forth in Sections 6.1, 6.2, 6.3, 6.4 and 7 of the Employment Agreement, shall survive the Severance Date unimpaired and in full force and effect for the respective periods provided for in the Employment Agreement in the case of the Employee's resignation of his employment. The provisions of Sections 6.1, 6.2, 6.3, 6.4 and 7 of the Employment Agreement are incorporated by reference herein as if and with the same effect as if set forth herein verbatim. The parties to this Severance Agreement hereby agree that as of the date of the execution of this Severance Agreement the Company is currently in the businesses of, (a) running staff model clinics, (b) running Independent Practice Associations ("IPAs") and (c) running Home Health Agencies (hereinafter collectively the "Continucare Businesses"). Additionally the parties to this Severance Agreement hereby agree that the Non-competition restrictive covenant contained in paragraph 6.1 of the Employment Agreement shall be limited solely to the Continucare Businesses listed hereinabove. It is understood and agreed that at any time during which the restrictions set forth in Section 6.1 of the Employment Agreement are in effect, the Employee may, by written notice to the Company, be released from the obligations of Section 6.1 of

                                                                   EXHIBIT 10.1


the Employment Agreement, and from and after the date of the Employee's notice of his release, the Company shall be released from any further obligation to pay any unpaid Base Compensation. The foregoing notwithstanding, and without limiting or impairing any other provision of this Agreement, (a) for a period of one year after the Severance Date, the Employee shall not, directly or indirectly, solicit, induce or influence either Humana Medical Plans, Inc. or Vista Healthplan of South Florida, Inc. (or any of their respective successors) to discontinue or reduce the extent of their relationships with the Company and its affiliates or otherwise disrupt their relationships with the Company and its affiliates, and (b) in no event shall any release of the Employee from the restrictions of Section 6.1 of the Employment Agreement be deemed or construed as a release of the Employee from any of his obligations under Sections 6.2, 6.3, 6.4 or 7 of the Employment Agreement.

         5. (a) NON-DISPARAGEMENT AND FUTURE CONDUCT. The Employee and the Company each agree that they will not make any comments, either written or oral, which could be construed as negative concerning the other or any of the other's affiliates or any of the other's or its affiliate's directors, officers, personnel, facilities, services or programs to any individual or entity, including but not limited to present or potential, customers, vendors, employees, or financial or credit institutions.

                  (b) INJUNCTION. It is recognized and hereby acknowledged by the parties that a breach of the above paragraph 5(a) will cause irreparable harm and damage, the monetary amount of which may be virtually impossible to ascertain. As a result, the parties recognize and hereby acknowledge that the non breaching party shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in paragraph 5(a) of this Settlement Agreement by the breaching party. The imposition of an injunction pursuant to this paragraph 5(b) does not in any way limit a damage claim or any other claim that the non breaching party my have as against the breaching party.

         6.       GENERAL RELEASE.

                  (a) RELEASE. The Employee does hereby release and discharge the Company and each of its affiliates and each of their respective directors, officers, personnel and agents (the "Released Parties") from any and all claims, demands or liabilities whatsoever, whether known or unknown, which the Employee ever had or may now have against any Released Party, from the beginning of time to the Severance Date, including, without limitation, any claims, demands or liabilities in connection with the Employment Agreement or the Employee's employment, including wrongful discharge, breach of express or implied contract, unpaid wages, breach of a covenant of good faith and fair dealing, constructive discharge or pursuant to any federal, state, or local employment laws, regulations, or executive orders prohibiting inter alia, age, race, sex, national origin, religion, handicap, and disability discrimination or retaliation, such as Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Worker Adjustment Retraining Notification Act, the Immigration Reform and Control Act, the Family and Medical Leave Act, the Federal Constitution; and any and all other federal, state, and local laws and regulations prohibiting, without limitation, conspiracy, intentional and/or negligent infliction of emotional distress, defamation, misrepresentation or

                                                                   EXHIBIT 10.1


fraud, negligence, negligent supervision, hiring, or retention, assault, battery, detrimental reliance, or any other offense. The foregoing release will not waive rights or claims that may arise under this Agreement. The Employee has not assigned or otherwise conveyed any of his right in and to any claims of the types set forth above.

                  (b) RELEASE ACKNOWLEDGEMENTS. The Employee acknowledges that: (i) no consideration other than as provided for by this Agreement has been or will be provided by the Released Parties, (ii) he will make no claim and hereby waives any right he may now have or may hereafter have, based upon any alleged oral modification of the foregoing release, and (iii) the foregoing release does not constitute an admission of a violation of any law, order, regulation, or enactment, or of wrongdoing of any kind by any Released Party.

                  (e) INDEMNIFICATION. The Company and the Employee acknowledge and agree that the Director Indemnification Agreement entered into by the Employee and the Company in October 2002 shall remain in full force and effect from and after the Severance Date in accordance with its terms.

         7.       MISCELLANEOUS.

                  (a) Each party will bear its own costs and expenses in connection with the preparation, negotiation and execution of this Agreement.

                  (b) This Agreement and Sections 6.1, 6.2, 6.3, 6.4 and 7 of the Employment Agreement together contain the entire understanding and agreement of the parties relating to the subject matter hereof and supersede all prior communications, commitments and understandings and this Agreement may not be amended or modified except in a writing signed by both parties hereto.

                  (c) This Agreement will be governed by the laws of the State of Florida without regard to the conflicts of laws principles thereunder.

                  (d) If any action or proceeding is brought in any court by any party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable costs and expenses incurred in connection with such action, including reasonable attorneys' fees and disbursements through and including all appeals.

                  (e) This Agreement may be executed in counterparts, each of which will be considered an original but which will constitute one and the same agreement.

                  (f) The obligations of the Employee may not be delegated and, the Employee may not, without the Company's prior written consent, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest herein. Any such attempted delegation or disposition shall be null and void and without effect. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, beneficiaries, estates, executors, personal representatives and legatees.

                                                                   EXHIBIT 10.1


                  (g) The obligations of the Company may not be delegated or assigned. In the event that the Company enters into a agreement to sell substantially all of the assets or stock of the Company or merger the Company then the Company's obligation to pay Employee Base Compensation shall become immediately due and payable.

                  (h) Each provision of this Agreement will be construed simply according to its fair meaning and not strictly against the party causing it to have been drafted.

                  (i) In the event that any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement will be unaffected thereby and will remain in full force and effect.

                  (j) The parties each agree not to disclose the terms and conditions of this Agreement to any person or entity for any purpose whatsoever other than as may be required by applicable law.

EMPLOYEE STATES THAT HE HAS CAREFULLY READ ALL THE PROVISIONS OF THIS AGREEMENT, THAT THEY HAVE BEEN FULLY EXPLAINED TO HIM, THAT HE HAS HAD THE OPPORTUNITY TO HAVE THIS AGREEMENT REVIEWED BY AN ATTORNEY, AND THAT HE FULLY UNDERSTANDS ITS FINAL AND BINDING EFFECT, AND THAT THE ONLY PROMISES MADE TO HIM ARE THOSE STATED HEREIN, AND THAT EMPLOYEE IS SIGNING THIS AGREEMENT WITH THE FULL INTENT OF RELEASING THE RELEASED PARTIES OF AND FROM ALL CLAIMS.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  COMPANY:


                                  CONTINUCARE CORPORATION




                                  By: /s/ Richard C. Pfenniger, Jr.
                                     ------------------------------------------
                                  Richard C. Pfenniger, Jr.
                                  Title: Chairman of the Board of Directors


                                  EMPLOYEE




                                  /s/ Spencer J. Angel
                                  ---------------------------------------------
                                  Spencer J. Angel